EX-99.906CERT

CERTIFICATION

Andres Sandate, President, Secretary and Treasurer of fficer and David Hanover, Treasurer and Principal Financial Officer of Endurance Series Trust (the “Registrant”), do certify to the best of their knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended July 31, 2013 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President, Secretary and Treasurer

Endurance Series Trust

/s/Andres Sandate

Andres Sandate

Date: November 29, 2013

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Endurance Series Trust and will be retained by Endurance Series Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.